UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐  Preliminary Information Statement

☐  Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒  Definitive Information Statement

QNECTIVE, INC.

(Name of Registrant as Specified In Its Charter)

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

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☐  Fee paid previously with preliminary materials.

☐
 Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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QNECTIVE, INC.
Thurgauerstrasse 54
Ch-8050 Zurich
Switzerland

June 19, 2009

To the Stockholders of Qnective, Inc.

The purpose of this information statement is to inform you that on May 18, 2009, the Board of Directors (the “Board of Directors”) of Qnective, Inc. (the “Company”) approved, and recommended that the Company’s Articles of Incorporation be amended (the “Amendment”) to: (i) increase the number of authorized shares of common stock, par value $0.001 (the “Common Stock”) from seventy five million (75,000,000) shares to two hundred and fifty million (250,000,000) shares, and (ii) authorize the creation of one hundred million (100,000,000) shares of “blank check” preferred stock to be designated in such series or classes as the Board shall determine.

As of May 19, 2009, the holders of 33,050,000 shares of Common Stock representing approximately 50.5% of the outstanding shares of Common Stock executed a written consent adopting and approving the Amendment (the “Written Consent”).  Pursuant to the provisions of the Nevada Revised Statutes (the “NRS”) and the Company’s Articles of Incorporation, the holders of at least a majority of the outstanding voting shares are permitted to approve the Amendment by written consent in lieu of a meeting, provided that notice of such action is given to the other shareholders of the Company.  This written consent assures that the Amendment will occur without your vote.  Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an information statement must be sent to the holders of voting stock who do not sign the written consent at least 20 days prior to the effective date of the action.  This notice, which is being sent to all holders of record on June 19, 2009 (the “Record Date”), is intended to serve as the information statement required by the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

The date of this information statement is June 19, 2009.  This information statement was mailed on or about June 19, 2009.

By order of the Board of Directors

/s/ Oswald Ortiz
Oswald Ortiz
Chief Executive Officer

INTRODUCTION

We are sending you this information statement to inform you of the adoption of the Amendment on or about June 19, 2009, by a majority of the shareholders of the Company’s issued and outstanding Common Stock pursuant to a written consent in lieu of a special meeting.  The purpose of the Amendment is to: (i) increase the number of shares of Common Stock that the Company is authorized to issue from seventy five million (75,000,000) shares to two hundred and fifty million (250,000,000) shares, and (ii) authorize the creation of one hundred million (100,000,000) shares of “blank check” preferred stock to be designated in such series or classes as the Board shall determine.  The holders of 33,050,000 shares, out of the 65,406,249 issued and outstanding shares of Common Stock on May 19, 2009, representing approximately 50.5% of the votes entitled to be cast with regard to the Amendment, approved the Amendment via written consent in lieu of a special meeting of shareholders.  The Certificate of Amendment to the Company’s Articles of Incorporation is attached hereto as Exhibit A.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Written Consent will not become effective until 20 calendar days after the mailing of this Information Statement.  The Board of Directors is not soliciting your proxy in connection with the adoption of the Amendment and proxies are not being requested from shareholders.  The date on which this information statement is first being sent to shareholders is on or about June 19, 2009.

The Company is distributing this information statement to its shareholders in full satisfaction of any notice requirements it may have under the Exchange Act and/or the Nevada Revised Statutes.  No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the NRS, are afforded to the Company’s shareholders as a result of the adoption of the Amendment.

Expenses in connection with the distribution of this information statement will be paid by the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

QUESTIONS AND ANSWERS ABOUT THE AMENDMENT

Q.	Why did I receive this information statement?

A.	Applicable laws require us to provide you information regarding the Amendment even though your vote is neither required nor requested for the Amendment to become effective.

Q.	What will I receive if the Amendment is completed?

A.	Nothing. The Amendment will only modify the Company’s Articles of Incorporation.

Q.	When do you expect the Amendment to become effective?

A.
The Amendment will become effective upon the filing of the Amendment with the Nevada Secretary of State.  We expect to file the Amendment with the Nevada Secretary of State at least 20 days after this information statement has been sent to you.

Q.	Why am I not being asked to vote?

A.
The holders of a majority of the issued and outstanding shares of Common Stock have already approved the Amendment pursuant to a written consent in lieu of a meeting.  Such approval, together with the approval of the Company’s Board of Directors, is sufficient under Nevada law, and no further approval by our shareholders is required.

Q.	What do I need to do now?

A.	Nothing. This information statement is purely for your information and does not require or request you to do anything.

Q.	Whom can I contact with questions?

A.	If you have any questions about the Amendment, please contact Françoise Lanter, our Chief Financial Officer at francoise.lanter@qnective.com.

VOTE REQUIRED; MANNER OF APPROVAL

Approval of an amendment or restatement to the current Articles of Incorporation of the Company under the NRS requires the affirmative vote of the holders of a majority of the voting power of the Company. The Company has no class of voting stock outstanding other than the Common Stock (see “Description of Securities”).

Section 78.320 of the NRS provides, in substance, that, unless the Company’s Articles of Incorporation provide otherwise, shareholders may take action without a meeting of shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting.  Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

In accordance with the NRS, the affirmative written consent to the Amendment by holders of at least a majority of the outstanding shares of voting stock of the Company has been obtained.  As a result, no additional vote or proxy is required by the shareholders to approve the adoption of the Amendment.

Under Rule 14c-2 promulgated under the Exchange Act, the Amendment cannot take effect until 20 days after this Information Statement is first sent to the Company’s shareholders, currently anticipated to be on or about June 19, 2009.  The Amendment will become effective upon its filing with the Secretary of State of the State of Nevada, which is anticipated to be on or about July 10, 2009.

PURPOSE AND EFFECT OF THE AMENDMENT

Introduction

On May 18, 2009, and subject to approval of shareholders, the Board of Directors, believing it to be in the best interests of our Company and its shareholders, authorized an amendment of our Articles of Incorporation to: (i) increase the number of authorized shares of Common Stock from seventy five million 75,000,000 shares to two hundred fifty 250,000,000 shares and (ii) authorize the creation of one hundred million (100,000,000) shares of “blank check” preferred stock to be designated in such series or classes as the Board of Directors shall determine.  This summary is qualified in its entirety by reference to the full text of the Certificate of Amendment to the Articles of Incorporation of the Company which appears as Exhibit A to this information statement.

Increase in Authorized Common Stock of the Company

As of May 19, 2009, a total of 65,406,249 shares of our currently authorized 75,000,000 shares of Common Stock were issued and outstanding.  We also have reserved an aggregate of approximately 750,000 shares of Common Stock underlying stock options and stock rights.  The number of authorized, non-designated shares of Common Stock available for issuance by our Company in the future has been reduced, and our Company’s flexibility with respect to possible future stock splits, equity financings, stock-for-stock acquisitions, stock dividends or other transactions that involve the issuance of Common Stock has been severely diminished.

The increase in the number of authorized but unissued shares of Common Stock would enable our Company, without further shareholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.  Due to the current state of the U.S. and international capital markets, we anticipate that we will need to issue a significant number of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock to raise financing in 2009 to meet our working capital needs.  In addition, the authorization of additional shares of Common Stock will provide our Company with the flexibility to seek additional capital through equity financings in a competitive environment from time to time in the future and to use equity, rather than cash, to complete acquisitions, from time to time in the future.

Issuance by our Company of any additional shares of Common Stock would dilute both the equity interests and the earnings per share of existing holders of the Common Stock.  Such dilution may be substantial, depending upon the amount of shares issued.  The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock.  However, the increase could have a dilutive effect on the voting power of existing shareholders.

In addition to financing purposes, we could also issue shares of Common Stock that may make more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or other means.  When, in the judgment of our Board of Directors, this action will be in the best interest of the shareholders and our Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of our Company.  Such shares also could be privately placed with purchasers favorable to our Board of Directors in opposing such action.  The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts.  The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of our Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the shareholders of our Company.  The issuance of new shares also could be used to entrench current management or deter an attempt to replace the Board of Directors by diluting the number or rights of shares held by individuals seeking to control our Company by obtaining a certain number of seats on the Board of Directors.

Except for potential equity financings, shares reserved under the Company’s Equity Incentive Plan, and previously granted stock rights there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are to be authorized.

Creation of Blank Check Preferred Stock

The amendment to our Articles of Incorporation, will create one hundred million (100,000,000) authorized shares of "blank check" preferred stock.  The proposed amendment to our Articles of Incorporation appears as Exhibit A to this information statement.  The following summary does not purport to be complete and is qualified in its entirety by reference to the proposed Certificate of Amendment to the Articles of Incorporation as set forth in Exhibit A.

Our Articles of Incorporation do not currently authorize a class of preferred stock. However, we believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors. Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over the Common Stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets, the Certificate of Amendment will create 100,000,000 authorized shares of “blank check” preferred stock for us to issue.

The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the shareholders and the terms, rights and features of which are determined by our Board of Directors upon issuance.  The authorization of such blank check preferred stock would permit our Board of Directors to authorize and issue preferred stock from time to time in one or more series.

Subject to the provisions of our Certificate of Amendment to the Articles of Incorporation and the limitations prescribed by law, our Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the shareholders.  Our Board of Directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of our Company and our shareholders.  The Amendment to the Articles of Incorporation would give our Board of Directors flexibility, without further shareholder action, to issue preferred stock on such terms and conditions as the Board of Directors deems to be in the best interests of our Company and our shareholders.

The Amendment to the Articles of Incorporation will provide our Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to our Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by our Board of Directors for any proper corporate purpose.  It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by our Company, or issuance as part or all of the consideration required to be paid by our Company for acquisitions of other businesses or assets.

Issuance by our Company of Preferred Stock could dilute both the equity interests and the earnings per share of existing holders of the Common Stock.  Such dilution may be substantial, depending upon the amount of shares issued.  The newly authorized shares of Preferred Stock could also have voting superior to the Common Stock, and therefore would have a dilutive effect on the voting power of existing shareholders.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our Company.  Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board of Directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means.  Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to shareholders generally.

While the Amendment may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by the Amendment outweighs any disadvantages. To the extent that the Amendment may have anti-takeover effects, the Amendment may encourage persons seeking to acquire our Company to negotiate directly with the Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the shareholders' interests.

There are currently no plans, arrangements, commitments or understandings for the issuance of shares of preferred stock.

THE AMENDMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE AMENDMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT THAT WILL OCCUR AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENT AND THE BACKGROUND OF THESE TRANSACTIONS.

DESCRIPTION OF SECURITIES

General

As of the Record Date, the Company’s authorized capital consists of 75,000,000 shares of Common Stock, with a par value of $0.001 per share.  As of the date of the Written Consent, there were 65,406,249 shares of Common Stock issued and outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with the Company’s capital stock.  This description does not purport to be a complete description of all of the rights of shareholders and is subject to, and qualified in its entirety by, the provisions of the Company’s most current Articles of Incorporation and bylaws.

The holders of shares of Common Stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the holders of Common Stock, including the election of directors.  Holders of Common Stock do not have cumulative voting rights in the election of directors.  Pursuant to the provisions of Section 78.320 of the NRS and the Company’s bylaws, a majority of the outstanding shares of stock entitled to vote must be present, in person or by proxy, at any meeting of the shareholders of the Company in order to constitute a valid quorum for the transaction of business.  Actions taken by shareholders at a meeting in which a valid quorum is present are approved if the number of votes cast at the meeting in favor of the action exceeds the number of votes cast in opposition to the action.  Certain fundamental corporate changes such as the sale of substantially all of the Company’s assets, mergers, or amendments to the Company’s Articles of Incorporation require the approval of holders of a majority of the outstanding shares entitled to vote (see “Vote Required; Manner of Approval”).  Holders of Common Stock do not have any pre-emptive rights to purchase shares in any future issuances of Common Stock or any other securities.  There are no redemption or sinking fund provisions applicable to the Common Stock.  All outstanding shares of Common Stock are fully paid and non-assessable.

The holders of Common Stock are entitled to receive dividends pro rata based on the number of shares held, when and if declared by the Company’s Board of Directors, from funds legally available for that purpose.  In the event of the liquidation, dissolution or winding up of the affairs of the Company, all of the Company’s assets and funds remaining after the payment of all debts and other liabilities are to be distributed, pro rata, among the holders of Common Stock.

There are no dividend restrictions that limit the Company’s ability to pay dividends on shares of Common Stock in the Company’s Articles of Incorporation or bylaws.  Section 78.288 of Chapter 78 of the NRS prohibits the Company from declaring dividends where, after giving effect to the distribution of the dividend: (a) the Company would not be able to pay its debts as they become due in the usual course of business; or (b) except as may be allowed by the Company’s Articles of Incorporation, the Company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution.

OUTSTANDING SECURITIES AND VOTING RIGHTS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding our common stock beneficially owned as of May 18, 2009, for (i) each shareholder we know to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a beneficial owner of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Oswald Ortiz c/o Qnective AG Thurgauerstrasse 54 CH-8050 Zurich, Switzerland	30,550,000	(1)	46.7%

Finance 500, Inc. 19762 MacArthur Blvd, Suite 200 Irvine, CA 92612	5,090,000		7.8%

Pageant Holdings Ltd. Melcorpo Building, Loughlinstown Drive Dun Laoghaire, County Dublin Ireland	11,175,101		17.1%

Françoise Lanter c/o Qnective AG Thurgauerstrasse 54 CH-8050 Zurich, Switzerland	0		0%

Reto Largo c/o Qnective AG Thurgauerstrasse 54 CH-8050 Zurich, Switzerland	0		0%

Tan Siekmann c/o Burg Lichtenfels 35104 Lichtenfels, Germany	14,816,750	(1)	22.7%

Directors and Executive Officers as a Group (3 persons)	30,550,000	(1)	46.7%

(1)           Mr. Ortiz beneficially owns (as defined by Rule 13d-3 under the Act) 30,550,000 shares, or 46.7% of the Qnective Stock outstanding as of May 18, 2009.  Mr. Siekmann beneficially owns (as defined by Rule 13d-3 under the Act) 14,816,750 shares, or 22.7% of the Qnective Stock outstanding as of May 18, 2009.  The 30,550,000 shares beneficially owned by Mr. Ortiz includes the 14,816,750 shares owned by Mr. Siekmann and 916,500 shares, or 1.4% of the Qnective Stock outstanding as of May 18, 2009 beneficially owned (as defined by Rule 13d-3 of the Act) by Stefan Schraps. Mr. Ortiz has sole power to vote or to direct the vote of 30,550,000 shares of Qnective Stock. Mr. Ortiz has sole power to dispose or direct the disposition of 14,816,750 shares, and sole power to direct the disposition of an additional 15,733,250 shares in connection with a sale of the Company.  Mr. Siekmann has no power to vote or direct the vote of any shares of Qnective Stock, and sole power to dispose or to direct the disposition of 14,816,750 shares of Qnective Stock, except in connection with a sale of his shares of Qnective Stock in connection with a sale of the Company.  Mr. Schraps has no power to vote or direct the vote of any shares of Qnective Stock, and sole power to dispose or direct the disposition of 916,500 shares of Qnective Stock, except in connection with a sale of the shares in connection with a sale of the Company.

INTEREST OF CERTAIN PERSONS
IN OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his or her role as an officer or director of the Company.  No director of the Company opposed the proposed actions taken by the Company set forth in this Information Statement.

PROPOSAL BY SECURITY HOLDERS

No security holder has requested the Company to include any proposal in this Information Statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may after supplement it.  It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our Common Stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith.  Additional copies of this Information Statement may be obtained at no charge by written request to our Chief Financial Officer.

MISCELLANEOUS

One Information Statement will be delivered to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders sharing such address.  Upon receipt of such notice, we will undertake to promptly deliver a separate copy of this Information Statement to the shareholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the shareholder can notify us that the shareholder wishes to receive a separate copy of this Information Statement or other communications to the shareholder in the future.   In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning our offices or by mail.

The Company files annual, quarterly and current reports, proxy statements, and registration statements with the SEC.  These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS OF QNECTIVE, INC.

By:	/s/ Oswald Ortiz
Oswald Ortiz
Chief Executive Officer

EXHIBIT A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation: QNECTIVE, INC.

2. The articles have been amended as follows:  Article IV of the Articles of Incorporation of the corporation is deleted in its entirety and the following is substituted therefor:

(a) Authorized Shares.  The aggregate number of shares that the corporation will have authority to issue is Three Hundred Fifty Million (350,000,000), of which Two Hundred Fifty Million (250,000,000) shares will be common stock, par value $0.001 (the “Common Stock”), and One Hundred Million (100,000,000) shares will be blank check preferred stock, par value $0.001 (the “Preferred Stock”).

(b) Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. Except as may be provided in the Articles of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

(c) Blank Check Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed in this Article IV, to provide for the issuance of the shares of blank check Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.  The authority of the Board of Directors with respect to the Preferred Stock in this Article IV applies only to any wholly unissued class of shares of Preferred Stock or to any wholly unissued series of any class of Preferred Stock.  The authority of the Board of Directors with respect to each series will include, but not be limited to, the rights to determine the following:

(i) The number of shares constituting that series and the distinctive designation of that series, which may be a distinguishing number, letter or title;

(ii) The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii) Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv) Whether that series will have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

(v) Whether or not the shares of that series will be redeemable and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

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(vi) Whether that series will have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

(vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(viii) Any other relative rights, preferences and limitations of that series.

Each series of serial preferred stock, in preference to the Common Stock, will be entitled to dividends from funds or other assets legally available therefore, at such rates, payable at such times and cumulative to the extent as may be fixed by the Board of Directors of the corporation pursuant to the authority herein conferred upon it.  In the event of dissolution or liquidation of the corporation, voluntary or involuntary, the holders of serial preferred stock, in preference to the Common Stock, will be entitled to receive such amount or amounts as may be fixed by the Board of Directors of the corporation pursuant to the authority herein conferred upon it.  Preference stock of any series redeemed, converted, exchanged, purchased or otherwise acquired by the corporation shall be canceled by the corporation and returned to the status of authorized but unissued preference stock.  All shares of any series of serial preferred stock, as between themselves, shall rank equally and be identical; and all series of serial preferred stock, as between themselves, shall rank equally and be identical, except as set forth in resolutions of the Board of Directors authorizing the issuance of the series.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  50.5% in favor.

4. Signature:

/s/ Oswald Ortiz
Oswald Ortiz Chief Executive Officer

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